UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2011
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02. Results of Operations And Financial Condition.
On October 27, 2011, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the third quarter 2011 and updating its outlook for full year 2011. A copy of the press release is furnished as Exhibit 99.1 hereto. Additional written information regarding the financial results and outlook has been posted on the Investor Relations area of Goodrich’s website.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1
Goodrich Corporation Press Release dated October 27, 2011 titled “Goodrich Announces 26 Percent Increase in Third Quarter 2011 Earnings per Diluted Share and 16 Percent Increase in Sales; Outlook for Full Year 2011 Net Income per Diluted Share is $5.90 — $6.00, Including Merger-related Costs of $0.15 per Diluted Share.”

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: October 27, 2011	By:	/s/ Scott E. Kuechle
Scott E. Kuechle
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit 99.1
Goodrich Corporation Press Release dated October 27, 2011 titled “Goodrich Announces 26 Percent Increase in Third Quarter 2011 Earnings per Diluted Share and 16 Percent Increase in Sales; Outlook for Full Year 2011 Net Income per Diluted Share is $5.90 — $6.00, Including Merger-related Costs of $0.15 per Diluted Share.”

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